Exhibit 1.1

$325,000,000

Rayonier Inc.

3.750% Senior Notes due 2022

Underwriting Agreement

February 29, 2012

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

One Bryant Park

New York, New York 10036

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

Ladies and Gentlemen:

Rayonier Inc., a North Carolina corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $325,000,000 principal amount of its 3.750% Senior Notes due 2022 (the “Notes”). The Notes will be unsecured and will be unconditionally guaranteed on a senior basis as to principal, premium, if any, and interest (the “Guarantees” and, together with the Notes, the “Securities”) by each of the entities (each a “Guarantor” and, collectively, the “Guarantors”) listed on Annex A hereto. The Securities will be issued pursuant to a base indenture to be dated as of March 5, 2012 (the “Base Indenture”) between the Company, the guarantors listed therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a Supplemental Indenture thereto, to be dated as of the Closing Date, between the Company, the Guarantors and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement on Form S-3 (File No. 333-179784), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information; and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the most recent effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated February 29, 2012, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto as constituting part of the Time of Sale Information.

2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.131% of the principal amount thereof plus accrued interest, if any, from March 5, 2012 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Mayer Brown LLP, 1675 Broadway, New York, New York 10019 at 10:00 A.M., New York City time, on March 5, 2012, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the original issuance and sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company and the Guarantors. Each of the Company and the Guarantors jointly and severally represents and warrants to, and agrees with, the several Underwriters that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the date of this agreement and any other applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related notes and supporting schedules thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein, at the respective dates or for the respective periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby (except as may be noted therein). The selected financial data included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus is accurately presented in all material respects and prepared on a basis that is consistent with the historical financial statements from which it has been derived. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change. Except as disclosed in the Registration Statement, Time of Sale Information and the Prospectus, since the end of the period covered by the latest audited financial statements included in the Time of Sale Information and the Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Guarantors and their respective subsidiaries, taken as a whole, that has had a material adverse effect or a prospective material adverse effect on the condition (financial or otherwise), results of operation, business or properties of the Company or Guarantor, taken as a whole (a “Material Adverse Effect”); (ii) except as disclosed in or contemplated by the

Registration Statement, the Time of Sale Information and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company or the Guarantors on any class of their capital stock, except for dividend distributions from the Guarantors to the Company and (iii) except as disclosed in or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net liabilities of the Company, the Guarantors and their respective subsidiaries.

(h) Organization and Good Standing of the Company and the Guarantors. The Company and each of the Guarantors has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus; and the Company and each of the Guarantors is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent the failure to do so would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(i) Subsidiaries. Each Significant Subsidiary (as defined below), including any off-balance sheet entity, has been duly organized and is existing and in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate, partnership, limited liability company or other) to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus; and each Significant Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock, partnership interests or limited liability company interests, as applicable, of each Significant Subsidiary has been duly authorized and validly issued and is (except for general partner interests) fully paid (to the extent required under such Significant Subsidiary’s organizational documents) and nonassessable, except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act or Sections 17-303 or 17-607 of the Delaware Revised Uniform Limited Partnership Act, as applicable; and the capital stock of each Significant Subsidiary owned by the Company or the Guarantors, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than any liens or encumbrances in favor of a Guarantor or a Significant Subsidiary. “Significant Subsidiaries” means the entities listed on Annex C hereto.

(j) Capitalization. The Company’s capitalization is as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization.”

(k) Due Authorization by the Company. The Company has all requisite power and authority to execute and deliver this Agreement, the Notes and the Indenture and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of such documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(l) Due Authorization by the Guarantors. Each of the Guarantors has all requisite power and authority to execute and deliver this Agreement, its respective Guarantee and the

Indenture and to perform its obligations hereunder and thereunder; and all corporate or limited liability company action, as the case may be, required to be taken for the due and proper authorization, execution and delivery of each of such documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(m) The Indenture. The Indenture has been duly authorized by the Company and the Guarantors and upon effectiveness of the Registration Statement will have been duly qualified under the Trust Indenture Act and, when duly authorized by the Trustee and duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(n) The Notes. The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(o) The Guarantees. The Guarantee of each Guarantor has been duly authorized for issuance by the applicable Guarantor; and, when the Indenture has been duly executed and delivered and the Notes have been validly issued, executed and authenticated in accordance with the terms of the Indenture and paid for as provided herein, such Guarantee will constitute a valid and legally binding obligation of the Guarantors enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(p) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(q) Accurate Disclosure. The statements in the Registration Statement, the Time of Sale Information and the Prospectus under the headings “Description of the Notes” and “Certain United States Federal Income Tax Considerations”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries, in all material respects, of such legal matters, agreements, documents or proceedings.

(r) No Violation or Default. None of the Company, the Guarantors or their respective subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational document or (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except, with respect to clause (ii), for such violation or default that would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(s) No Conflicts. The execution, delivery and performance of the Indenture and this Agreement, and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantors or any of their respective subsidiaries pursuant to (i) the charter or by-laws of the Company, the Guarantors or any of their respective subsidiaries, (ii) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries or any of their properties or (iii) any agreement or instrument to which the Company, the Guarantors or any of their respective subsidiaries is a party or by which the Company, the Guarantors or any of their respective subsidiaries is bound or to which any of the properties of the Company, the Guarantors or any of their respective subsidiaries is subject, except, with respect to clauses (ii) and (iii), where the failure to do so would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, any of the Guarantors or any of their respective subsidiaries.

(t) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Guarantors of each of this Agreement, the Indenture, the Notes and the Guarantees (together the “Transaction Documents”), as applicable, the issuance and sale of the Securities and compliance by the Company and Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(u) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries (including the Guarantors) is or may be a party or to which any property of the Company or any of its subsidiaries (including the Guarantors) is or may be the subject and (ii) no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority, in the case of (i) or (ii) that individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations hereunder; (iii) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus; and (iv) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(v) Independent Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(w) Title to Real and Personal Property. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, and, in the case of Rayonier Gulf Timberlands LLC, arising under the loan agreement with Metropolitan Life Insurance Company, the Company, the Guarantors and the Significant Subsidiaries have good and marketable title to all real properties and title to all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company, the Guarantors and the Significant Subsidiaries hold their leased real or personal property under valid and enforceable leases, except where the failure to do so would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(x) Title to Intellectual Property. The Company, the Guarantors and their respective subsidiaries own, possess or can acquire on reasonable terms, rights to use all material trademarks, trade names and other rights to inventions, know how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(y) No Undisclosed Relationships. Except as so described in the Registration Statement, Time of Sale Information and Prospectus, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required to be described in the Registration Statement, Time of Sale Information and the Prospectus and that is not so described.

(z) Investment Company Act. Neither the Company nor any of the Guarantors is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the U.S. Investment Company Act of 1940 (the “Investment Company Act”); and neither the Company nor any of the Guarantors is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will be an “investment company” as defined in the Investment Company Act.

(aa) Taxes. The Company, the Guarantors and their respective subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect); and, except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, the Company, the Guarantors and their respective subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(bb) Licenses and Permits. The Company, the Guarantors and their respective subsidiaries possess, and are in compliance in all material respects with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the Time of Sale Information or the Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(cc) No Labor Disputes. No labor dispute with the employees of the Company, the Guarantors or any of their respective subsidiaries exists or, to the knowledge of the Company or the Guarantors, is imminent that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(dd) Compliance with Environmental Laws. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, none of the Company, the Guarantors or their respective subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to regulation under any Environmental Laws, is liable for any off site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which would be reasonably expected to lead to such a claim, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

(ee) Compliance with ERISA. Except as would not have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability, excluding any such plan that is a

“multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA, (each, a “Plan”) has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no “prohibited transaction”, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency”, as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the unfunded accrued benefits, if any, under each Plan that is subject to Title IV of ERISA are not expected to result in a Material Adverse Effect; (v) with respect to each Plan that is subject to Title IV of ERISA, no “reportable event”, within the meaning of Section 4043(c) of ERISA, has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA in respect of a Plan or a “multiemployer plan” that is subject to Title IV (other than contributions to such Plan or premiums to the PBGC, in the ordinary course and without default).

(ff) Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(gg) Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information is prepared in accordance with the Commission’s rules and guidelines applicable thereto. There are no material weaknesses in the Company’s internal controls.

(hh) Insurance. The Company, the Guarantors and their respective subsidiaries are insured by insurers with appropriately rated claims-paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all material policies of insurance and fidelity or surety bonds insuring the Company, the Guarantors or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company, the Guarantors and their respective subsidiaries are in compliance with the terms of such policies and instruments in all material respects.

(ii) No Violation of Certain Laws. The Company and each of the Guarantors represents and warrants on behalf of itself and its respective subsidiaries, affiliates and any of their respective officers, directors, supervisors and managers, employees or agents, that it has instituted and maintains policies and procedures designed to ensure continued compliance with the laws referenced in this subsection 3(ii) and that, except to the extent that any such violation would not cause or result in a Material Adverse Effect, it has not violated, and its participation in the offering will not violate each of the following laws: (i) anti-bribery laws, including but not limited to, any applicable law, rule or regulation of any locality in which the foregoing entities or individuals do business on behalf of the Company, the Guarantors or their subsidiaries, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable law, rule or regulation of similar purpose and scope, (ii) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing or any orders or licenses issued thereunder or (iii) laws and regulations imposing U.S. economic sanctions measures, including but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(jj) No Broker’s Fees. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, other than this Agreement, there are no contracts, agreements or understandings between the Company or any Guarantor and any person that would give rise to a valid claim against the Company, any Guarantor or any Underwriter for a brokerage commission, finder’s fee or other like payment.

(kk) No Registration Rights. No person has the right to require the Company, any of the Guarantors or any of their respective subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(ll) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(mm) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(nn) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(oo) Statistical and Market Data. Any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(pp) Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company and its Board of Directors (the “Board”) are in compliance, in all material respects, with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(qq) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

4. Further Agreements of the Company. The Company and the Guarantors covenant and agree with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex D hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, two conformed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representatives may reasonably request (excluding, in each case, any documents incorporated by reference therein to the extent available through the Commission’s EDGAR system). As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company and the Guarantors will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that nether the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period from the date hereof through and including the business day following the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(k) No Stabilization. The Company and the Guarantors will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex D hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has placed under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officers’ Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company and each of the Guarantors and a principal financial or accounting officer of the Company and each of the Guarantors (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(b) or 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion and 10b-5 Statement of Vinson & Elkins LLP. Vinson & Elkins LLP, special counsel for the Company and the Guarantors, shall have furnished to the Representatives,

at the request of the Company, their written opinion and 10b-5 Statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex E hereto.

(h) Opinion of Alston & Bird LLP. Alston & Bird LLP, North Carolina counsel for Company and the Guarantors, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex F hereto.

(i) Opinion of General Counsel. Michael R. Herman, Vice President and General Counsel for the Company and the Guarantors, shall have furnished to the Representatives, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex G hereto.

(j) Opinion 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 Statement of Mayer Brown LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(l) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company, each Guarantor and the Significant Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, their respective directors, officers who signed the Registration Statement and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the fourth (relating to concessions and reallowances), the fifth (related to market-making) and the sixth, seventh and eighth (related to stabilization, syndicate covering transactions and penalty bids) paragraphs under the caption “Underwriting” in the Time of Sale Information and Prospectus.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the

Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 7 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and any such separate firm for the Company, the Guarantors, their respective directors officers who signed the Registration Statement and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the

Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Guarantors from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus; or (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority Inc.; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby; provided that the Company shall not be obligated to reimburse such costs and expenses of a defaulting Underwriter if this Agreement is terminated pursuant to Section 10 by reason of the default of an Underwriter.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-834-6081); Attention: Investment Grade Syndicate Desk; and Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-02, New York, New York 10020 (fax no.: (212) 548-8511), Attn: High Grade Debt Capital Markets Transaction Management/Legal. Notices to the Company and the Guarantors shall be given to each of them at 1301 Riverplace Boulevard, Jacksonville, Florida 32207, (fax: (904) 357-9101); Attention: Chief Financial Officer, with a copy to the General Counsel.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Rayonier Inc.

By:	/s/ Paul G. Boynton
Name: Paul G. Boynton
Title: President, Chief Executive Officer and Director

Rayonier TRS Holdings Inc., as Guarantor

By:	/s/ Paul G. Boynton
Name: Paul G. Boynton
Title: President, Chief Executive Officer and Director

Rayonier Operating Company LLC, as Guarantor

By:	Rayonier Inc.
Its Managing Member

By:	/s/ Paul G. Boynton
Name: Paul G. Boynton
Title: President, Chief Executive Officer and Director

Rayonier Louisiana Timberlands LLC, as Guarantor

By:	Rayonier Operating Company LLC
Its Managing Member

By:	/s/ Paul G. Boynton
Name: Paul G. Boynton
Title: President

Rayonier Products LLC, as Guarantor

By:	Rayonier TRS Holdings Inc.
Its Managing Member

By:	/s/ Paul G. Boynton
Name: Paul G. Boynton
Title: President, Chief Executive Officer and Director

Rayonier TRS Forest Operations, LLC, as Guarantor

By:	Rayonier Products LLC
Its Managing Member

By:	/s/ Paul G. Boynton
Name: Paul G. Boynton
Title: President

Rayonier Wood Procurement, LLC, as Guarantor

By:	Rayonier Products LLC
Its Managing Member

By:	/s/ Paul G. Boynton
Name: Paul G. Boynton
Title: President

Rayonier Wood Products, L.L.C., as Guarantor

By:	Rayonier Products LLC
Its Managing Member

By:	/s/ Paul G. Boynton
Name: Paul G. Boynton
Title: President

Rayonier Properties, LLC, as Guarantor

By:	Rayonier Products LLC
Its Managing Member

By:	/s/ Paul G. Boynton
Name: Paul G. Boynton
Title: President

Rayonier Performance Fibers, LLC, as Guarantor

By:	Rayonier Products LLC
Its Managing Member

By:	/s/ Paul G. Boynton
Name: Paul G. Boynton
Title: President

Rayonier East Nassau Timber Properties I, LLC, as Guarantor

By:	TerraPointe LLC
Its Managing Member

By:	/s/ Michael R. Herman
Name: Michael R. Herman
Title: Vice President

Rayonier East Nassau Timber Properties II, LLC, as Guarantor

By:	TerraPointe LLC
Its Managing Member

By:	/s/ Michael R. Herman
Name: Michael R. Herman
Title: Vice President

Rayonier East Nassau Timber Properties III, LLC, as Guarantor

By:	TerraPointe LLC
Its Managing Member

By:	/s/ Michael R. Herman
Name: Michael R. Herman
Title: Vice President

Rayonier East Nassau Timber Properties IV, LLC, as Guarantor

By:	TerraPointe LLC
Its Managing Member

By:	/s/ Michael R. Herman
Name: Michael R. Herman
Title: Vice President

Rayonier East Nassau Timber Properties V, LLC, as Guarantor

By:	TerraPointe LLC
Its Managing Member

By:	/s/ Michael R. Herman
Name: Michael R. Herman
Title: Vice President

Rayonier East Nassau Timber Properties VI, LLC, as Guarantor

By:	TerraPointe LLC
Its Managing Member

By:	/s/ Michael R. Herman
Name: Michael R. Herman
Title: Vice President

Rayonier East Nassau Timber Properties VII, LLC, as Guarantor

By:	TerraPointe LLC
Its Managing Member

By:	/s/ Michael R. Herman
Name: Michael R. Herman
Title: Vice President

Belfast Commerce Centre LLC, as Guarantor

By:	TerraPointe LLC
Its Managing Member

By:	/s/ Michael R. Herman
Name: Michael R. Herman
Title: Vice President

TerraPointe LLC, as Guarantor

By:	Rayonier Products LLC
Its Managing Member

By:	/s/ Paul G. Boynton
Name: Paul G. Boynton
Title: President

Neoga Lakes, LLC, as Guarantor

By:	TerraPointe LLC
Its Managing Member

By:	/s/ Michael R. Herman
Name: Michael R. Herman
Title: Vice President

Southern Wood Piedmont Company, as Guarantor

By:	/s/ Michael R. Herman
Name: Michael R. Herman
Title: President and Chairman of the Board

Rayonier TRS Tennessee Operations Inc., as Guarantor

By:	/s/ Paul G. Boynton
Name: Paul G. Boynton
Title: President and Director

Rayonier TRS Mississippi Operations Inc., as Guarantor

By:	/s/ Paul G. Boynton
Name: Paul G. Boynton
Title: President and Director

Rayonier TRS Louisiana Operations Inc., as Guarantor

By:	/s/ Paul G. Boynton
Name: Paul G. Boynton
Title: President and Director

Accepted: February 29, 2012

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

Acting on behalf of themselves

and the several Underwriters listed

in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By	/s/ Robert Bottamedi
Name:	Robert Bottamedi
Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

By	/s/ Laurie Campbell
Name:	Laurie Campbell
Title:	Managing Director

Schedule 1

Underwriter	Principal Amount

J.P. Morgan Securities LLC	$100,003,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	100,003,000
Credit Suisse Securities (USA) LLC	61,003,000
Wells Fargo Securities, LLC	15,012,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	6,997,000
Comerica Securities, Inc.	6,997,000
Fifth Third Securities, Inc.	6,997,000
PNC Capital Markets LLC	6,997,000
SunTrust Robinson Humphrey, Inc.	6,997,000
TD Securities (USA) LLC	6,997,000
U.S. Bancorp Investments, Inc.	6,997,000

Total	$325,000,000

Annex A

List of Guarantors

Rayonier TRS Holdings Inc.

Rayonier Operating Company LLC

Rayonier Louisiana Timberlands LLC

Rayonier Products LLC

Rayonier TRS Forest Operations, LLC

Rayonier Wood Procurement, LLC

Rayonier Wood Products, L.L.C.

Rayonier Properties, LLC

Rayonier Performance Fibers, LLC

Rayonier East Nassau Timber Properties I, LLC

Rayonier East Nassau Timber Properties II, LLC

Rayonier East Nassau Timber Properties III, LLC

Rayonier East Nassau Timber Properties IV, LLC

Rayonier East Nassau Timber Properties V, LLC

Rayonier East Nassau Timber Properties VI, LLC

Rayonier East Nassau Timber Properties VII, LLC

Belfast Commerce Centre LLC

TerraPointe LLC

Neoga Lakes, LLC

Southern Wood Piedmont Company

Rayonier TRS Tennessee Operations Inc.

Rayonier TRS Mississippi Operations Inc.

Rayonier TRS Louisiana Operations Inc.

Annex B

Free Writing Prospectuses Included in the Time of Sale Information

Pricing term-sheet dated February 29, 2012

Annex C

Significant Subsidiaries of the Company and Guarantors

Rayonier Forest Resources, L.P.

Rayonier Gulf Timberlands, LLC

Rayonier TRS Holdings Inc.

Rayonier Louisiana Timberlands

Rayonier TRS Forest Operations, LLC

Rayonier Performance Fibers, LLC

Rayonier East Nassau Timber Properties I, LLC

Rayonier East Nassau Timber Properties II, LLC

Rayonier East Nassau Timber Properties III, LLC

Rayonier East Nassau Timber Properties IV, LLC

Rayonier East Nassau Timber Properties V, LLC

Rayonier East Nassau Timber Properties VI, LLC

Rayonier East Nassau Timber Properties VII, LLC

Rayonier Wood Products, L.L.C.

Belfast Commerce Centre LLC

TerraPointe LLC

Neoga Lakes, LLC

Rayonier TRS Mississippi Operations Inc.

Rayonier TRS Louisiana Operations Inc.

Rayonier Operating Company LLC

Rayonier Products LLC

Rayonier Canterbury, LLC

Annex D

$325,000,000

Rayonier Inc.

3.750% Senior Notes due 2022

Pricing Term Sheet

February 29, 2012

This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Pricing Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. Capitalized terms used in this Pricing Term Sheet but not defined have the meanings given them in the Preliminary Prospectus Supplement.

Issuer:	Rayonier Inc.
Guarantees:	Fully and unconditionally by existing and future subsidiaries that guarantee the principal senior credit facility
Type of Offering:	SEC registered (No. 333-179784)
Security:	3.750% Notes due 2022
Size:	$325,000,000
Trade Date:	February 29, 2012
Settlement Date (T+3):	March 5, 2012
Interest Payment Dates:	April 1 and October 1 of each year, beginning October 1, 2012
Maturity Date:	April 1, 2022
Coupon (Interest Rate):	3.750%
Price to Public:	99.781%, plus accrued interest, if any, from March 5, 2012
Yield to Maturity:	3.776%
Spread to Benchmark Treasury:	+ 180 bps
Benchmark Treasury:	2.000% UST due February 15, 2022
Benchmark Treasury Price and Yield:	100-07; 1.976%
Optional Redemption:

In whole or in part at any time prior to January 1, 2022, at a redemption price equal to the greater of (i) 100% of principal amount or (ii) discounted present value at T+30 bps, plus accrued and unpaid interest, if any.

In whole or in part at any time on or after January 1, 2022, at 100% of principal amount, plus accrued and unpaid interest, if any.

Net Proceeds to Issuer before Expenses:	$322,175,750
Use of Proceeds:	To repay borrowings outstanding under the revolving credit facility and for general corporate purposes
CUSIP/ISIN:	754907AA1/US754907AA12
Listing:	None
Denominations:	$2,000 x $1,000

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Credit Suisse Securities (USA) LLC
Co-Managers:

Wells Fargo Securities, LLC

BB&T Capital Markets, a division of Scott & Stringfellow, LLC

Comerica Securities, Inc.

Fifth Third Securities, Inc.

PNC Capital Markets LLC

SunTrust Robinson Humphrey, Inc.

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

Additional Information:	As of December 31, 2011, after giving effect to this offering and the application of the net proceeds therefrom, the Issuer would have had total debt outstanding of approximately $1,022,339,000.

(*) Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Other information presented in the Preliminary Prospectus is deemed to have changed to the extent affected by the information contained and changes described herein.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533 or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Annex E

Opinion of Vinson & Elkins L.L.P

(i) The Registration Statement has become effective under the Securities Act; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act on the dates specified therein; and, to the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission.

(ii) The Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus included in the Time of Sale Information and the Prospectus (other than the financial statements and related schedules and notes thereto contained or incorporated by reference therein and other financial information contained or incorporated by reference therein, as to which such counsel need express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Securities Act; and the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act.

(iii) Each of the Guarantors has been duly incorporated or formed and is validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate or limited liability company power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each of the Company, the Guarantors and each Significant Subsidiary is duly qualified to do business as a foreign corporation in good standing in all jurisdictions set forth in a schedule annexed to such opinion.

(iv) Assuming that, under the laws of the State of North Carolina, the Indenture has been duly authorized, executed and delivered by the Company, and assuming due execution and delivery thereof by the Trustee, the Indenture constitutes a valid and legally binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, subject to the Enforceability Exceptions.

(v) Assuming that, under the laws of the State of North Carolina, the Notes have been duly authorized, executed and delivered by the Company, when the Securities have been duly authenticated as provided in the Indenture and paid for as provided in the Underwriting Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(vi) The Underwriting Agreement, the Indenture and the Guarantees have been duly authorized, executed and delivered by each of the Guarantors.

(vii) Assuming that, under the laws of the State of North Carolina, the Indenture and the Notes have been duly authorized, executed and delivered by the Company, when the Securities have been validly issued, executed and authenticated in accordance with the terms of the Indenture and paid for as provided in the Underwriting Agreement, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(viii) Neither the Company nor any Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act.

(ix) No consent, approval, authorization or order of, or filing with, any U.S. federal or New York State governmental agency or body or any court is required for the execution, delivery and performance by the Company and the Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by the Company with the terms thereof, the issuance and sale of the Guarantees and compliance by the Guarantors with the terms thereof and the consummation of the transactions contemplated by each of the Transaction Documents, except for the registration of the Securities under the Securities Act and the qualification of the Indenture under the Trust Indenture Act, such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(x) The execution, delivery and performance of the Indenture and this Agreement by the Company, and the issuance and sale of the Securities by the Company and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any U.S. Federal or New York State statute, rule, regulation or the Delaware General Corporation Law or any order thereunder known to such counsel (excluding, in each case, U.S. Federal or New York State anti-fraud laws or statutes or any judgment, order or regulation thereunder) by any U.S. Federal or New York State governmental agency or body or any court having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, that is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

(xi) The statements set forth in the Registration Statement, the Prospectus and the Time of Sale Information under the captions “Description of the Notes” and “Certain United States Federal Tax Consequences” insofar as they purport to be summaries of legal matters and agreements described therein are accurate summaries thereof in all material respects.

In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the auditors for the Company and the Guarantors and with the Underwriters’ representatives at which the contents of the Registration Statement, the Prospectus and the Time of Sale Information and related matters were discussed. Such counsel did not participate in the preparation of any of the documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information. Although such counsel has not independently verified the information in the Registration Statement, the Prospectus or the Time of Sale Information, and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Time of Sale Information, on the basis of the foregoing, nothing has come to such counsel’s attention which would lead such counsel to believe that: (i) the Registration Statement, at the time of its most recent effective date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information, at the Time of Sale (which such counsel may assume to be the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case other than the financial statements and related schedules and notes thereto and other financial or accounting information contained or incorporated by reference therein or omitted therefrom, or the Trustee’s Statement of Eligibility on Form T-1, as to which such counsel need express no belief).

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters. In rendering the opinion expressed in paragraph (iii) above as to valid existence, good standing and foreign qualification, such counsel may rely solely on certificates of governmental agencies.

Annex F

Opinion of Alston & Bird LLP

(i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of North Carolina, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the Time of Sale Information.

(ii) The Company has full right, power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(iii) The Indenture has been duly authorized, executed and delivered by the Company and the Indenture has been duly qualified under the Trust Indenture Act.

(iv) The Securities have been duly authorized, executed and delivered by the Company.

(v) The Agreement has been duly authorized, executed and delivered by the Company.

(vi) No consent, approval, authorization or order of, or filing with, any North Carolina State governmental agency or body or any court is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except such as may be required under North Carolina State securities or “blue sky” laws.

(vii) The execution, delivery and performance of the Indenture and the Agreement and the issuance of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the charter or by-laws of the Company, any North Carolina statute, rule, regulation or order of any North Carolina governmental agency, body or court having jurisdiction over the Company or its properties.

(viii) The Company has an authorized equity capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization.”

Annex G

Opinion of General Counsel

(i) Each of the Guarantors and each Significant Subsidiary (including any special purpose entity) has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the Time of Sale Information; and all of the issued and outstanding capital stock of each Guarantor and of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; the capital stock of each Guarantor and of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and any other title-related defects.

(ii) There are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or any Guarantor to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(iii) Except as set forth in the Registration Statement, the Prospectus and the Time of Sale Information, there are no pending, or to the best of such counsel’s knowledge, threatened, actions, suits or proceedings against or affecting the Company or any of the Guarantors or any of their respective subsidiaries or any of their respective properties that, if determined adversely to the Company, such Guarantor or any of their respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Guarantors to perform their respective obligations under the Indenture, this Agreement or the Securities, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are threatened.

(iv) Neither the Company nor any of the Guarantors nor any of their respective subsidiaries is in violation of its charter or by-laws and (b) to the best of such counsel’s knowledge, no default (or event which, with the giving of notice or lapse of time would be a default) has occurred in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement, the Prospectus and the Time of Sale Information, except, with respect to clause (b), for such defaults and violations that would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(v) The documents incorporated by reference in the Time of Sale Information and the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.